    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1999

                                           REGISTRATION STATEMENT NO. 333-46581
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                 POST-EFFECTIVE

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                               F.N.B. CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         PENNSYLVANIA                                           25-1255406
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                              ONE F.N.B. BOULEVARD
                               HERMITAGE, PA 16148
                                 (724) 981-6000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ----------------------------------

                                 PETER MORTENSEN
                             CHAIRMAN AND PRESIDENT
                               F.N.B. CORPORATION
                              ONE F.N.B. BOULEVARD
                               HERMITAGE, PA 16148
                                 (724) 981-6000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------

                                    COPY TO:

                          CHRISTOPHER J. RAYL, ESQUIRE
                              COHEN & GRIGSBY, P.C.
                       2900 CNG TOWER, 625 LIBERTY AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                       ----------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


         The registrant hereby amends this amendment to registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the amendment to registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               F.N.B. CORPORATION

                              DIVIDEND REINVESTMENT
                                       AND
                           DIRECT STOCK PURCHASE PLAN

    THIS PROSPECTUS RELATES TO AN AGGREGATE OF 200,000 SHARES OF COMMON STOCK OF F.N.B. CORPORATION REGISTERED FOR SALE UNDER ITS DIVIDEND REINVESTMENT AND
                 DIRECT STOCK PURCHASE PLAN. THE COMMON STOCK OF
     F.N.B. CORPORATION IS LISTED FOR TRADING ON THE NASDAQ NATIONAL MARKET
          UNDER THE SYMBOL "FBAN." IT IS SUGGESTED THAT THIS PROSPECTUS
                        BE RETAINED FOR FUTURE REFERENCE.

                             ----------------------
                             ----------------------
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              Prospectus

                                                              February __, 1999

                                TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan............................................1
F.N.B. Corporation.................................................................................................1
Summary of the Plan................................................................................................2
Administrator of the Plan..........................................................................................3
Enrollment.........................................................................................................3
Investment Options:
         Dividend Reinvestment.....................................................................................4
         Optional Cash Investments................................................................................ 5
Purchase of Shares Through the Plan................................................................................6
Independent Broker ................................................................................................8
Sale of Shares Held Under the Plan.................................................................................8
Safekeeping of Your Stock Certificates and Book Entry..............................................................9
Gifts or Transfers of Shares.......................................................................................9
Issuance of Certificates..........................................................................................10
Plan Service Fees.................................................................................................11
Tracking Your Investments.........................................................................................11
U.S. Federal Income Tax Information...............................................................................12
Miscellaneous:
         Available Information/Incorporation of Documents by Reference............................................12
         Stock Splits, Stock Dividends and Other Distributions....................................................13
         Voting of Proxies........................................................................................13
         Responsibility of Administrator and F.N.B. Corporation...................................................13
         Future Dividends.........................................................................................14
         Use of Proceeds..........................................................................................14
         Legal Matters............................................................................................14
         Plan Modification or Termination.........................................................................14
         Change of Eligibility; Termination.......................................................................14
         Foreign Participation....................................................................................14
         Independent Auditors.....................................................................................15

                               F.N.B. CORPORATION

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN


This prospectus describes the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). The Plan was approved by the Board of Directors of F.N.B. Corporation ("F.N.B." or the "Corporation") on September 22, 1997 and became effective on ________, 1999. The Plan provides a convenient way for current or prospective shareholders to purchase shares of Common Stock of F.N.B. without paying a brokerage commission.



You do not have to be a current shareholder of F.N.B. to participate in the Plan. You can purchase your first shares of F.N.B. Common Stock through the Plan by making an initial purchase of $1,000 or more. If you participate in F.N.B.'s Dividend Reinvestment and Voluntary Stock Purchase Plan (the "Existing Plan"), you will be automatically enrolled in the Plan. The Plan will be administered by F.N.B.'s wholly-owned subsidiary, First National Bank of Naples (see "Administrator of Plan" on Page 3).


                               F.N.B. CORPORATION

F.N.B. is a company registered under the Bank Holding Company Act of 1956, as amended. Through its subsidiaries, F.N.B. provides retail, commercial and corporate banking services, as well as a variety of other financial services. F.N.B.'s principal executive office is located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, and its telephone number is (724) 981-6000. F.N.B.'s Common Stock is listed for trading on the Nasdaq National Market under the symbol "FBAN."

As a bank holding company, the principal source of funds for the payment of F.N.B. Common Stock dividends are dividends received by F.N.B. from its subsidiaries. Various federal and state statutes, regulations and guidelines limit the amount of dividends these subsidiaries may pay to F.N.B. and for that reason may limit the amount of dividends F.N.B. can pay to the holders of F.N.B. Common Stock.


F.N.B. provides a more detailed description of its current business, including an overview of the regulatory environment within which its financial institution and consumer finance subsidiaries operate, in its annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and incorporated by reference herein. A copy of F.N.B.'s most recent annual report on Form 10-K or any of the other documents incorporated by reference herein can be obtained without charge, by contacting F.N.B. Shareholder Services at (888) 441-4362 or by written request to: F.N.B. Shareholder Services, P.O. Box 11929, Naples, Florida 34101-1929. (Also see, "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.")



-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                               SUMMARY OF THE PLAN

o ENROLLMENT: Persons who are not already F.N.B. shareholders can enroll in the Plan by making an initial cash investment of $1,000 in the Plan. Current shareholders can enroll in the Plan by making an initial cash investment of $1,000 or by enrolling $1,000 worth of F.N.B. stock in the Plan. Current shareholders enrolled in the Existing Plan are automatically enrolled in the Plan. Other existing F.N.B. shareholders and new shareholders can enroll by submitting a completed Enrollment Form. If your shares are held in a brokerage account, you may participate directly in the Plan by arranging to have some or all of your shares issued in your own name and then enrolled with the Plan in your name.

o REINVESTMENT OF DIVIDENDS: After you are enrolled in the Plan, you can reinvest all or a portion of the cash dividends payable on your shares of F.N.B. Common and Preferred Stock held in the Plan toward the purchase of additional shares of F.N.B. Common Stock WITHOUT PAYING ANY BROKERAGE COMMISSIONS.

o OPTIONAL CASH PURCHASES: After you are enrolled in the Plan, you can buy additional shares of F.N.B. Common Stock without paying any commissions. You can invest a minimum of $50 at any one time, up to $10,000 in the aggregate per calendar quarter. You can pay by check or have your payment automatically withdrawn from your bank account.

o FULL REINVESTMENT: Full reinvestment of your dividends is possible because the Corporation will credit your account with both whole and fractional shares. F.N.B. pays dividends on both whole shares and fractional shares.


o SAFEKEEPING OF CERTIFICATES: As a Participant in the Plan, you can deposit your F.N.B. Common Stock certificates enrolled in the Plan as well as certificates not enrolled in the Plan with F.N.B. Shareholder Services for sakekeeping at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request at any time.


o GIFTS OR TRANSFERS OF SHARES: You can gift or transfer your F.N.B. shares held in the Plan to others.

o SELL SHARES CONVENIENTLY: If you choose to have the Plan Administrator arrange to sell shares of F.N.B. Common Stock held in your Plan account, you may pay fees lower than those typically charged by brokers.


o TRACKING YOUR INVESTMENT: You will receive a quarterly statement for each quarter in which your account has activity summarizing year-to-date activity, including dividend reinvestments, purchases, sales and certificate withdrawals/transfers. The statement will consolidate all shares held by the Plan for you and other accounts registered in your name. All participants receive an annual statement for each calendar year in which they participate in the Plan.

                            ADMINISTRATOR OF THE PLAN


F.N.B. has designated its wholly-owned subsidiary, First National Bank of Naples (the "Administrator" or "F.N.B. Shareholder Services"), to administer the Plan and act as Agent for the Participants. The Administrator will arrange for purchases and sales to be made and will hold shares for Plan Participants, keep records, mail statements and perform other duties required by the Plan. However, during certain periods the Administrator will not effect any purchases of F.N.B. Common Stock for Plan Participants, but rather, an independent broker which is not affiliated with F.N.B. or the Administrator (the "Independent Broker") appointed by F.N.B. Shareholder Services will effect such purchases.
(See "Purchase of Shares Through the Plan" on Page 6 and "Independent Broker" on Page 8.)


THE ADMINISTRATOR MAY BE CONTACTED AT THE FOLLOWING ADDRESS AND TELEPHONE
NUMBER:

                           F.N.B. SHAREHOLDER SERVICES
                                 P.O. BOX 11929
                              NAPLES, FL 34101-1929

                             TELEPHONE: 888-441-4362
                                FAX: 941-436-1673


                                   ENROLLMENT

Any person, whether or not such person currently owns F.N.B. Common Stock, meeting the requirements outlined below is eligible to participate in the Plan. (Persons participating in the Plan are referred to in this Prospectus as "Participants".) If you live outside the United States, you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.


-- IF YOU DO NOT CURRENTLY OWN ANY F.N.B. COMMON STOCK, you can join the Plan by making an initial investment of at least $1,000, but not more than $10,000. You can join the Plan by returning a completed Enrollment Form to F.N.B. Shareholder Services along with your check or money order payable to F.N.B. Shareholder Services. F.N.B. Shareholder Services will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. You should allow two weeks for your account to be established and initial shares to be purchased. (See "Purchase of Shares Through the Plan" on Page 6 and "Independent Broker" on page 8.)


-- IF YOU ALREADY OWN F.N.B. COMMON STOCK AND THE SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning a completed Enrollment Form to F.N.B. Shareholder Services and either making an initial cash investment of $1,000 (but not more than $10,000) or enrolling shares of F.N.B. stock having a market value of $1,000 or more in the Plan. IF YOU ARE PARTICIPATING IN THE EXISTING PLAN ON THE EFFECTIVE DATE OF THE PLAN, YOU WILL BE AUTOMATICALLY ENROLLED IN THE PLAN ON SUCH

         DATE AND YOUR EXISTING PLAN ACCOUNT WILL AUTOMATICALLY BE TRANSFERRED TO THE ADMINISTRATOR AND HELD UNDER THE PLAN. YOU WILL NOT BE REQUIRED TO SEND IN AN ENROLLMENT FORM OR TAKE ANY OTHER ACTION UNLESS YOU WANT TO MAKE A CHANGE TO YOUR ACCOUNT.


-- IF YOU ALREADY OWN F.N.B. STOCK AND SUCH STOCK IS HELD IN A "STREET NAME" THROUGH A BROKERAGE, BANK OR OTHER INTERMEDIARY ACCOUNT, you may join the Plan by transferring at least $1,000 worth of your F.N.B. stock to the Plan. To do so, you must request that your broker arrange to have some or all of your stock registered in your name and submit an Enrollment Form to F.N.B. Shareholder Services requesting that such stock be transferred to the Plan. F.N.B. Shareholder Services, upon receipt of a properly completed Enrollment Form, will assist you in the transfer of those shares specified by you for enrollment in and credit to your account under the Plan. Your participation in the Plan will commence when the shares of F.N.B. stock are received by F.N.B. Shareholder Services from the transferring broker.


-- ELIGIBLE EMPLOYEES OF F.N.B. OR ANY OF ITS AFFILIATES NOT CURRENTLY ENROLLED IN THE EXISTING PLAN may enroll in the Plan by completing the Enrollment Form and, if they wish to make purchases through payroll deduction, by signing a Payroll Deduction Authorization Form and returning the forms to the Personnel Department of the affiliate with which they are employed. Participation by employee Participants electing the payroll deduction option will begin on the first payroll date after the Personnel Department has received the completed forms. Employees may also participate without payroll deduction by forwarding an initial payment of at least $50 along with their Enrollment Form.

                               INVESTMENT OPTIONS

Once enrolled in the Plan, you will have the following options for acquiring additional shares of F.N.B. Common Stock through the Plan:


-- DIVIDEND REINVESTMENT: You may choose to reinvest all or a portion of the cash dividends paid on your shares toward the purchase of additional shares of F.N.B. Common Stock. You may change your dividend reinvestment election at any time EXCEPT between record and payable dates for the current dividend by notifying F.N.B. Shareholder Services (See Enrollment Form). For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend (the record date is normally two (2) weeks prior to the dividend payment date).


         If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

--------------------------------------------------------------------------------
                           FULL DIVIDEND REINVESTMENT
--------------------------------------------------------------------------------
Purchase additional shares by reinvesting all of your cash dividends.
--------------------------------------------------------------------------------
                          PARTIAL DIVIDEND REINVESTMENT
--------------------------------------------------------------------------------
If you choose to reinvest less than all of your dividends, you must select one of the following options identified in the Plan Enrollment Form:

OPTION 1. Receive a cash dividend payment based on the number of full shares you specify. Reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming that the dividend paid on the Common Stock by F.N.B. is the same in each quarter).

OPTION 2. Reinvest dividends based on the number of full shares you specify. Receive a cash dividend payment on all remaining shares. This option allows you to receive an increasing amount of cash each quarter (again, assuming that the dividend paid by F.N.B. is the same in each quarter).

See "Miscellaneous -- Future Dividends" for a discussion of certain factors which may affect future payment of dividends by F.N.B.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NO DIVIDEND REINVESTMENT
--------------------------------------------------------------------------------

You may have all of your cash dividends remitted to you by check (via U.S. Mail or ACH).

--------------------------------------------------------------------------------

-- OPTIONAL CASH INVESTMENTS: You can make your initial purchase of F.N.B. shares to enroll in the Plan or purchase additional shares of F.N.B. Common Stock by using the Plan's optional cash investment feature and completing the appropriate part of the Enrollment Form. Following your initial purchase of shares under the Plan, you must invest at least $50 at any one time and cannot invest more than $10,000 in a calendar quarter. Interest will not be paid on amounts held pending investment. You may make your optional cash investments by either of the following two methods:

         (1) BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular purchases, you may authorize an automatic withdrawal from your bank account by completing the appropriate part of the Enrollment Form. This feature enables you to make ongoing investments without writing a check. Funds may be automatically deducted from your account on a monthly basis on the 1st day of the month or on a semi-monthly basis on the 1st and 15th day of each month. If these dates fall on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify F.N.B. Shareholder Services in writing to change or terminate automatic withdrawal.

         (2) BY CHECK OR MONEY ORDER: You may make optional cash purchases at any time by sending a check or money order payable to F.N.B. Shareholder Services. Do not send cash. To facilitate processing of your purchase order, please use the transaction stub located on the bottom of your statement. Mail your payment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A fee will be assessed and automatically deducted from your account for a check that is returned or failed ACH debit due to insufficient funds.



         (3)      BY PAYROLL DEDUCTION BY ELIGIBLE EMPLOYEES OF F.N.B. OR ITS
                  AFFILIATES: The minimum contribution amounts described in this Prospectus under the subheading entitled "Enrollment" (see Page 3) is not applicable to contributions made by Employee Participants through payroll deduction. Employees of F.N.B. or its affiliates may elect to make regular purchases under the Plan by authorizing an automatic deduction from their paychecks. The minimum payroll deduction permitted is $10 per pay period, and payroll deductions may be authorized in any amount in excess of the $10 minimum deduction so long as it is a multiple of $5. However, Employee Participants who elect to make voluntary cash purchases, but do not elect payroll deduction, are subject to the minimum contribution amounts applicable to Plan Participants generally as described in this Prospectus under the subheading entitled "Enrollment"
                  (see Page 3).

                  An Employee Participant may increase or decrease the amount of or discontinue his or her authorized payroll deduction at any time by completing and signing the appropriate form and returning it to the Personnel Department.

                       PURCHASE OF SHARES THROUGH THE PLAN

-- PURCHASE INTERVALS: Initial and optional cash investments made by Plan Participants will be used to purchase F.N.B. shares as promptly as practical, but in any event at least once a week (assuming the market is open for trading). Reinvested dividends will be used to purchase shares on each dividend payment date.

--       SOURCE AND PRICING OF SHARES:

         SOURCE OF SHARES: F.N.B. Shareholder Services or, if an Independent Broker is being used, the Independent Broker will acquire shares needed to effect purchases under the Plan either by purchasing them in the open market or by purchasing stock issued directly by F.N.B. from authorized but unissued shares or treasury shares. If an Independent Broker is being used to purchase shares for Plan Participants, the Independent Broker will purchase all shares in the open market.

                  SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, your price per share will be the weighted average purchase price paid for all shares purchased for Plan Participants in the open market on the Nasdaq National Market on the day your shares are purchased. Commissions and other fees incurred by the Plan for such purchases will be paid by F.N.B. and will be reported to you as taxable income. All fractional shares will be calculated to three decimals and will be credited to your account in book entry form.


                  SHARES PURCHASED FROM F.N.B.: If the shares are purchased directly from F.N.B., your price per share for initial and optional cash purchases will be the average of the closing bid and ask prices quoted on the Nasdaq National Market on the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the closing bid and ask prices quoted on the Nasdaq National Market on the dividend payment date. If F.N.B. Common Stock does not trade on the Nasdaq National Market for a substantial period of time during the pricing period, then the price per share will be determined by F.N.B. on the basis of such market quotations as it considers appropriate.


-- TIMING AND CONTROL: During certain periods purchases of shares on behalf of the Plan may be effected by an Independent Broker, and in all cases the purchase price per share will be determined based on the market value of F.N.B. stock on the date of purchase. Accordingly, neither F.N.B. Corporation, F.N.B. Shareholder Services nor any Participant in the Plan has the authority or power to control either the timing (except to the extent F.N.B. Shareholder Services effects purchases) or pricing of shares purchased. Therefore, you will not be able to precisely time your purchases through the Plan and you will bear the market risk associated with fluctuations in the price of F.N.B. Common Stock. You should be aware that when you send in an initial or optional cash investment, the market price of F.N.B. Common Stock may move up or down between the time you send in your order and the time your funds are used to purchase stock. Moreover, because the price charged to Participants for shares purchased under the Plan is the weighted average purchase price for all shares acquired on the Nasdaq National Market for the Plan on the date of purchase (in the case of open market purchases) or the average of the closing bid and ask prices on the Nasdaq National Market on the day the shares are actually purchased (in the case of purchases from F.N.B.), Participants could pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside the Plan.


-- NO INTEREST PENDING INVESTMENT: No interest is paid on initial or optional cash investments pending the investment of such amounts in F.N.B. Common Stock.

                               INDEPENDENT BROKER


Purchases of shares the F.N.B. Common Stock for Plan Participants may, at the discretion of F.N.B., be effected by F.N.B. Shareholder Services or by an Independent Broker appointed by F.N.B. Shareholder Services. The following provisions will apply whenever, at the discretion of F.N.B., the functions relating to purchase of shares of F.N.B. Common Stock for Plan Participants are being performed by an Independent Broker:

For periods in which all purchases of shares for the accounts of Plan Participants are to be effected by an Independent Broker, the Independent Broker will purchase all such shares in the open market. Neither F.N.B. nor F.N.B. Shareholder Services nor any other affiliate of F.N.B. may exercise any control over the number of shares to be purchased for the Plan (which number will be determined by the Independent Broker based on the number of shares required to fund dividend reinvestment for Participants or optional cash purchases by Plan Participants since the most recent purchase of shares by the Independent Broker); the price at which such shares are purchased; the timing of purchases (except for the Plan provisions requiring purchases to occur at least weekly or, in the case of purchases to fund dividend reinvestment, on each dividend date); the manner in which shares are purchased; or the selection of any broker or dealer (other than the Independent Broker) through which purchases may be effected. Further, F.N.B. may not amend the Plan provisions relating to the purchase price of shares or the timing of purchases.


                       SALE OF SHARES HELD UNDER THE PLAN

You may sell any number of shares held in your Plan account by notifying F.N.B. Shareholder Services. F.N.B. Shareholder Services will arrange for sales to be made at least weekly. The sale price for a given Plan Participant will be the average sale price for all shares sold for Plan Participants on the date the Plan Participant's shares are sold. You will receive the proceeds of the sale less a sales transaction fee, applicable brokerage commission, and any required tax withholdings. (See "Plan Service Fees" on Page 11.)


You may choose to have your shares sold through a stockbroker of your choice, in which case you should request a certificate for your shares from F.N.B. Shareholder Services. (See "Issuance of Certificates" on Page 10.)


Please note that if you do not purchase shares in the Plan by automatic withdrawal or payroll deduction and your total holdings in the Plan fall below a minimum number of shares as may be established by F.N.B. Shareholder Services from time to time, F.N.B. Shareholder Services may in its discretion liquidate the balance of shares in your Plan account and remit the proceeds to you, less any applicable fees, and close your Plan account.


TIMING AND CONTROL: Because F.N.B. Shareholder Services will sell the shares on behalf of the Plan, neither F.N.B. Corporation nor any Participant in the Plan has the authority or power to control the timing or pricing of shares sold. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of F.N.B.'s Common Stock. In other words, when you send in a request to sell shares, the market price of F.N.B. Common Stock may go down or up between the time you send in your order and the time the broker sells your shares.

              SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY


Shares of F.N.B. Common Stock purchased for your account under the Plan will be maintained in your Plan account for safekeeping in book entry form ("safekeeping") (see Enrollment Form). You will receive a quarterly statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on Page 11. Any F.N.B. shareholder may use the Plan's safekeeping service to deposit their F.N.B. Common Stock certificates at no cost without being required to reinvest dividends or to make optional cash purchases. Safekeeping is beneficial because you greatly reduce the risk and cost associated with the loss, theft, or destruction of your securities. If your shares are held by the Plan in safekeeping, you will have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares and gift feature of the Plan. Certificates for shares held in book entry form under the Plan will be issued only upon written request to F.N.B. Shareholder Services. (See "Issuance of Certificates" on Page 11.)



To use the Plan's safekeeping service, send your certificates to F.N.B. Shareholder Services by registered mail with written instructions to deposit them in safekeeping. DO NOT ENDORSE THE CERTIFICATE OR COMPLETE THE ASSIGNMENT SECTION. Each Participant bears full risk of loss in the event his or her certificates are lost prior to receipt by F.N.B. Shareholder Services.


                          GIFTS OR TRANSFERS OF SHARES

YOU CAN GIVE OR TRANSFER F.N.B. SHARES TO ANYONE YOU CHOOSE BY THE FOLLOWING
METHODS:

         -- Making an initial $1,000 cash investment to establish an account in the recipient's name; or

         -- Submitting an optional cash investment on behalf of an existing Participant in the Plan in an amount not less than $1,000 nor more than $10,000 per calendar quarter; or

         --       Transferring shares from your account to the recipient; or

         -- Authorizing an automatic withdrawal from your bank account of a specified amount to be contributed to the recipient's Plan account.

Plan shares also may be transferred to another person's Plan account subject to compliance with any applicable laws. To do this, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program and return the executed stock assignment to F.N.B. Shareholder Services. The Medallion Guarantee Program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. Stock assignments can be obtained from F.N.B. Shareholder Services. If the person to whom the shares are gifted or transferred is not a Participant in the Plan, F.N.B. Shareholder Services will automatically open an account for the person and enroll them in the Plan.

Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by F.N.B. Shareholder Services.


If you need additional assistance, please call F.N.B. Shareholder Services at 888-441-4362.


                            ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying F.N.B. Shareholder Services. Your withdrawal of shares will take effect upon receipt of written notice from you by F.N.B. Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves withdrawal of a fractional share, a check (less any applicable fees) for the value of the fractional share as of the date of certification will be mailed to you. You should receive your certificate within two to three weeks of receipt of your request.

Certificates will be issued in the name(s) in which the account is registered unless otherwise instructed. If the certificate is issued in a name other than the name(s) in which your Plan account is registered, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

                                PLAN SERVICE FEES


ENROLLMENT FEE.............................................................................................. No Charge
PURCHASE OF SHARES...........................................................................................No Charge
SALE OF SHARES (partial or full):
           Transaction Fee.................................................................$10.00 per sale transaction
REINVESTMENT OF DIVIDENDS....................................................................................No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
           INVESTMENT........................................................................................No Charge
GIFT OR TRANSFER OF SHARES...................................................................................No Charge
SAFEKEEPING OF STOCK CERTIFICATES............................................................................No Charge
CERTIFICATE ISSUANCE.........................................................................................No Charge
RETURNED CHECKS AND FAILED ACH DEBITS (DUE TO INSUFFICIENT FUNDS)...............................................$30.00
ORIGINAL STATEMENTS..........................................................................................No Charge
DUPLICATE STATEMENTS
           Current year......................................................................................No Charge
           Prior calendar year periods.....................................................$10.00 flat fee per request

The above-described Plan Service Fees are subject to change from time to time by F.N.B. F.N.B. Shareholder Services will deduct the applicable fees and/or commissions from either cash being held pending investment or proceeds from a sale.


                            TRACKING YOUR INVESTMENTS


All Participants in the Plan, regardless of the absence of account activity during the prior calendar year, will receive an annual account statement. Participants whose account has some activity (dividend reinvestment, purchase or sale of shares or enrollment or withdrawal of shares) in any quarter will receive a quarterly statement generally within forty-five (45) days after the end of such quarter. If your Plan account has no activity during any calendar quarterly period, you will not receive a statement until the next calendar quarter in which your account has activity. The statements will list information as to all transactions (shares purchased, sold, deposited or transferred in previous quarters plus applicable purchase and sale prices, aggregate shares owned in the Plan, etc.) for your account including year-to-date and other account information. Additionally, as soon as practicable following an optional cash purchase, sale of shares, gift, transfer or withdrawal of shares, the Participant will receive a detailed confirmation of the transaction.


Since you are responsible for maintaining your own record of the cost basis of the certificated shares deposited with F.N.B. Shareholder Services, you are urged to retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify F.N.B. Shareholder Services promptly of any change in your name or address since all notices, statements and reports will be mailed to you at your address of record.

                       U.S. FEDERAL INCOME TAX INFORMATION

DIVIDEND INCOME AND TAX BASIS FOR PARTICIPATING SHAREHOLDERS
The fair market value of the shares acquired by a Participant through reinvestment of dividends will be includible in the Participant's gross income unless notified otherwise by the Corporation. The fair market value of such shares is measured as of the date when the shares are credited to the Participant's account. (See "Purchase of Shares Through the Plan" on Page 6.) The Participant's tax basis of such shares will be equal to the fair market value of such shares on the date the shares are credited to the Participant's account.

TAX BASIS OF SHARES PURCHASED WITH VOLUNTARY CASH PAYMENTS
The tax basis of shares purchased with voluntary cash payments will be equal to the amount of the optional payment made by the Participant.

HOLDING PERIOD
The holding period for Common Stock purchased through dividend reinvestment or optional cash payments begins on the date following the day on which the shares are credited to the shareholder's account.

DIVIDEND WITHHOLDING
In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, the Corporation will reinvest dividends net of the amount of tax required to be withheld.

OTHER
Participants should consult their own tax advisors for the tax consequences of account transactions. Certain tax information will be provided to Participants by the Plan Administrator. In addition, employee Participants holding restricted shares issued under a benefit plan of the Corporation imposing vesting, holding period or other restrictions on shares issued under such plan (a "Stock Plan") should refer to the Prospectus relating to the applicable Stock Plan for a discussion of the tax consequences of ownership of and transactions with respect to such shares.

                                  MISCELLANEOUS

AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE
F.N.B. files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information F.N.B. files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 800-SEC-0330 for further information on the public reference rooms. F.N.B.'s SEC filings are also available to the public from commercial documents retrieval services, at the website maintained by the SEC at "http://www.sec.gov."

The SEC allows F.N.B. to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:


         (1) F.N.B.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) F.N.B.'s Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

         (3) F.N.B.'s Current Reports on Form 8-K filed February 8, 1998, April 4, 1998, July 6, 1998 and October 29, 1998; and

         (4) The description of the Common Stock of F.N.B. set forth in Pre-Effective Amendment No. 1 to F.N.B.'s registration statement on Form S-4, No. 333 - 40187, filed December 1, 1997.


Upon request F.N.B. will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to the documents, unless the exhibits are specifically incorporated by reference). Your requests for copies should be directed to F.N.B. Shareholder Services, P.O. Box 11929, Naples, FL 34101-1129. Telephone: 888-441-4362.


STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS
In the event dividends are paid in F.N.B. Common Stock, or if F.N.B. Common Stock is distributed in connection with any stock split or similar transaction, each Plan account will be adjusted to reflect the receipt of the F.N.B.
Common Stock so paid or distributed.

VOTING OF PROXIES
F.N.B. will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, held in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, your shares will not be voted.

RESPONSIBILITY OF ADMINISTRATOR AND F.N.B. CORPORATION
Neither F.N.B. Corporation nor F.N.B. Shareholder Services nor any Independent Broker appointed to effect purchases under the Plan will be liable for any act or for any omission to act except in case of willful misconduct or gross negligence. This includes, without limitation, any claims of liability for:

         o failure to terminate your account upon your death prior to receiving written notice of such death; or

         o purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

         o any fluctuation in the market value before or after purchase or sale of shares.

Neither F.N.B. Corporation nor F.N.B. Shareholder Services can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

FUTURE DIVIDENDS
The payment of dividends is at the discretion of F.N.B.'s Board of Directors and will depend upon future earnings, the financial condition of F.N.B. and other factors. The Board may change the amount and timing of dividends at any time without notice. As a bank holding company, the principal source of funds for the payment of F.N.B. Common Stock dividends are dividends received by F.N.B. from its subsidiaries. Various federal and state statutes, regulations and guidelines limit the amount of dividends these subsidiaries may pay to F.N.B. and for that reason may limit the amount of dividends F.N.B. can pay to the holders of F.N.B. Common Stock.

USE OF PROCEEDS
The proceeds (if any) to the Corporation from the sale of shares of F.N.B. Common Stock pursuant to the Plan will be used for general corporate purposes, including investments in and advances to its subsidiaries.

LEGAL MATTERS
The law firm of Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, rendered an opinion regarding the validity of the F.N.B. Common Stock covered by this Prospectus.

PLAN MODIFICATION OR TERMINATION
F.N.B. and/or F.N.B. Shareholder Services reserve the right to change any administrative procedures of the Plan at any time. F.N.B. also reserves the right to amend, modify, suspend or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination.

CHANGE OF ELIGIBILITY; TERMINATION
F.N.B. reserves the right to deny, suspend or terminate participation by a Participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, F.N.B. Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. F.N.B. Shareholder Services will issue a certificate to you upon written request.

FOREIGN PARTICIPATION
If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, including laws or regulations of the country in which you reside. F.N.B. reserves the right to terminate participation of any Participant if it deems it advisable under any foreign laws or regulations.

INDEPENDENT AUDITORS

The consolidated financial statements of F.N.B. at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in F.N.B.'s Current Report on Form 8-K dated October 29, 1998, and incorporated herein by reference. As to 1997, their report is based, in part, on the reports of Hacker, Johnson, Cohen & Grieb, PA, independent auditors, who audited Seminole Bank and Citizens Holding Corporation. As to 1996 and 1995, their report is based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc., PricewaterhouseCoopers LLP, independent auditors, who audited West Coast Bancorp, Inc., and Hacker, Johnson, Cohen & Grieb, PA, independent auditors, who audited Seminole Bank and Citizens Holding Corporation.


The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The following expenses will be incurred in connection with the issuance and distribution of the securities being registered:


                  Securities and Exchange Commission
                  Registration Fee                                                      $ 2,080.00

                  Blue Sky fees and expenses                                            $     0.00

                  Costs of printing                                                     $ 6,000.00

                  Legal fees and expenses                                               $ 6,000.00

                  Accounting fees and expenses                                          $ 5,000.00

                  Miscellaneous expenses                                                $ 1,000.00

                           TOTAL                                                        $20,080.00


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Numbered Paragraph 6.b. of the Restated Articles of Incorporation of F.N.B. Corporation provides as follows:

                  Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

                  Article IX of the Bylaws of F.N.B. Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

                  Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

                  Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

                  (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

                  (2) If such quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3) By the shareholders.

                  Notwithstanding the above, Section 1743 provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 513 of the Pennsylvania Associations Code provides that the indemnification provided pursuant to Sections 1741, 1742 and 1743 of the Business Corporation Law shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

                  Section 1740 of the Business Corporation Law further provides that the indemnification provisions of Sections 1741, 1742 and 1743 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, members or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or ensure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                  Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, members or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

                  Section 1745 of the Business Corporation Law further provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

ITEM 16.          EXHIBITS

                  The following exhibits are filed as part of this Registration
Statement:

   Exhibit No.
   -----------
      4.1                 The Registrant's Restated Articles of Incorporation
                          (incorporated by reference to Exhibit 3.1 of the
                          Registrant's Annual Report on Form 10-K for the year
                          ended December 31, 1996).

      4.2 The Registrant's By-laws, as amended, (incorporated by reference to Exhibit 4 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1994).

      4.3(a)              Designation statement defining the rights of F.N.B.
                          Corporation Series A - Cumulative Convertible
                          Preferred Stock (incorporated by reference to Exhibit
                          4A of the Registrant's Form S-14 Registration
                          Statement, File No. 2-96404).


      4.3(b)              Designation statement defining the rights of F.N.B.
                          Corporation Series B - Cumulative Convertible
                          Preferred Stock (incorporated by reference to Exhibit
                          4.3 of the Registrant's Form S-2 Registration
                          Statement File No. 33-45888).

      4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

      5                   Opinion of Cohen & Grigsby, P.C. re:  legality (previously filed).

      8                   Opinion of Cohen & Grigsby, P. C. re:  tax matters (previously filed).

      23.1                Consent of Cohen & Grigsby, P. C. (included in Exhibit 5).

      23.2                Consent of Ernst & Young LLP.

      23.3                Consent of PricewaterhouseCoopers LLP.

      23.4                Consent of Hill, Barth & King, Inc.

      23.5                Consent of Hacker, Johnson, Cohen & Grieb, PA

      24                  Power of Attorney (previously filed).


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on February 11, 1999.


                                    F.N.B. CORPORATION

                                    By:  /s/ PETER MORTENSEN
                                         Peter Mortensen, Chairman and President


                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated above.


           *                            Chairman, President and Director
---------------------------             (Principal Executive Officer)
Peter Mortensen

           *                            Executive Vice President and Director
---------------------------
Stephen J. Gurgovits

           *                            Executive Vice President and Director
---------------------------
Gary L. Tice.

           *                            Vice President and Chief Financial
---------------------------             Officer (Principal Accounting
John D. Waters                          Officer)

           *                            Director
---------------------------
W. Richard Blackwood

                                        Director
---------------------------
Alan C. Bomstein

           *                            Director
---------------------------
William B. Campbell

           *                            Director
---------------------------
Charles T. Cricks

           *                            Director
---------------------------
Henry M. Ekker

           *                            Director
---------------------------
Thomas W. Hodge

           *                            Director
---------------------------
James S. Lindsay

           *                            Director
---------------------------
Paul P. Lynch

           *                            Director
---------------------------
Edward J. Mace

                                        Director
---------------------------
James B. Miller

           *                            Director
---------------------------
Robert S. Moss

           *                            Director
---------------------------
Richard C. Myers

           *                            Director
---------------------------
William A. Quinn

           *                            Director
---------------------------
George A. Seeds

           *                            Director
---------------------------
William J. Strimbu

           *                            Director
---------------------------
Archie O. Wallace

           *                            Director
---------------------------
Joseph M. Walton

           *                            Director
---------------------------
James T. Weller

           *                            Director
---------------------------
Eric J. Werner

           *                            Director
---------------------------
Benjamin Wiley

           *                            Director
---------------------------
Donna C. Winner



* By: /s/ JOHN D. WATERS
     ----------------------
     John D. Waters
     Attorney-in-fact
                                      II-6

                                  EXHIBIT INDEX

                   (Pursuant to Item 601(a) of Regulation S-K)


Sequential
Exhibit No.                             Description                                   Page No.
-----------                             -----------                                   --------
         4.1       The Registrant's Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.1 of the Registrant's
                   Annual Report on Form 10-K for the year ended December 31,
                   1996).

         4.2 The Registrant's By-laws, as amended, (incorporated by reference to Exhibit 4 of the Registrant's report on Form
                   10-Q for the quarter ended June 30, 1994).

         4.3(a)    Designation statement defining the rights of F.N.B.
                   Corporation Series A Cumulative Convertible Preferred Stock
                   (incorporated by reference to Exhibit 4A of the Registrant's
                   Form S-14 Registration Statement, File No. 2-96404).

         4.3(b)    Designation statement defining the rights of F.N.B.
                   Corporation Series B Cumulative Convertible Preferred Stock
                   (incorporated by reference to Exhibit 4.3 of the Registrant's
                   Form S-2 Registration Statement File No. 33-45888).

         4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

         5         Opinion of Cohen & Grigsby, P.C. re:  legality (previously filed).

         8         Opinion of Cohen & Grigsby, P.C. re:  tax matters (previously filed).

         23.1      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5).

         23.2      Consent of Ernst & Young LLP.

         23.3      Consent of PricewaterhouseCoopers LLP.

         23.4      Consent of Hill, Barth and King, Inc.

         23.5      Consent of Hacker, Johnson, Cohen & Grieb, PA

         24        Power of Attorney (previously filed).